UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 24, 2013

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

 =

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On October 24, 2013, HomeTown Bank (the “Bank”), a wholly-owned subsidiary of HomeTown Bankshares Corporation (the “Company”) instituted a Supplemental Executive Retirement Plan (the “SERP”) for Susan K. Still, President and Chief Executive Officer and Charles W. Maness, Jr., Executive Vice President and Chief Financial Officer. The Bank also entered into an individual split-dollar life insurance agreement with Mrs. Still and Mr. Maness.

The SERP provides each of the participating employees with supplemental benefits upon retirement, death, disability or a change of control of the Company. The SERP provides lifetime payments equal to 20% of a participant’s average annual base salary for the five years immediately prior to retirement. There is an incentive formula with an additional benefit of 20% of average annual base salary for the five years immediately prior to retirement if performance targets set by the Board of Directors are met. The SERP contains provisions for disability and survivor benefits, a benefits vesting schedule based on age attained and automatic full vesting in the event of a change in control of the Company. The funding mechanism for the plan is Bank owned life insurance policies on the lives of the plan participants. Participation in the SERP is only through selection by and approval of the Board of Directors. Mrs. Still and Mr. Maness are the only participants in the SERP.

The split dollar life insurance agreements provide a death benefit of three times base salary to Mrs. Still and Mr. Maness. The agreements provide for the Bank to pay all of the premiums associated with the insurance policy specified in the agreement. Upon Mrs. Still’s or Mr. Maness’s death, the proceeds of the respective policy shall be paid in the following order: (a) to the Bank for an amount equal to its original investment in the policy plus interest or dividends earned, (b) to Mrs. Still’s or Mr. Maness’s designated beneficiary or beneficiaries an amount equal to three times her/his base salary during the last full year of her/his employment with the Bank, and (c) to the Bank any death proceeds remaining after paying (a) and (b). The agreement will automatically terminate upon termination of Mrs. Still’s or Mr. Maness’s employment with either the Bank or Company regardless of reason, cause or event, except death.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: October 24, 2013	By:	/s/ Charles W. Maness, Jr.
Charles W. Maness, Jr.,
Executive Vice President and Chief Financial Officer